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                                                            EXHIBIT 21

                     SUBSIDIARIES OF THE REGISTRANT


The following is a listing of all subsidiaries of 1st Source Corporation. Unless otherwise indicated, each subsidiary does business under its own name. The activities of each is described in Part I, Item I, of Form 10-K.


         NAME                               DATE OF INCORPORATION       JURISDICTION
----------------------------------          ---------------------       ------------
1st Source Bank                               April 19, 1922               Indiana

1st Source Auto Leasing, Inc.<F*>             October 29, 1973             Indiana
  (Inactive)

1st Source Insurance, Inc.<F*>                July 12, 1978                Indiana

1st Source Travel, Inc.<F*>                   March 4, 1982                Indiana
  (Inactive)

FBT Capital Corporation                       February 6, 1970             Indiana
  (Inactive)

1st Source Leasing, Inc.                      November 29, 1979            Indiana

1st Source Capital Corporation<F*>            November 16, 1983            Indiana

Trustcorp Mortgage Company                    December 5, 1973             Indiana

1st Source Capital Trust I                    February 20, 1997           Delaware

1st Source Capital Trust II                   February 27, 1997           Delaware

Michigan Transportation
   Finance Corporation<F*>                    August 1, 1997              Michigan

<F*> Wholly-owned subsidiaries of 1st Source Bank

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